EXHIBIT 99.1

Barnes Group Inc.
Executive Office
Bristol, CT 06010
Tel: (860) 583-7070

NEWS RELEASE

FOR IMMEDIATE RELEASE October 18, 2004	Investors/Media: Stephen J. McKelvey (860) 973-2132

BARNES GROUP INC. APPOINTS NEW GROUP PRESIDENTS

          Bristol, Connecticut, November 1, 2004---Barnes Group Inc. (NYSE: B) today announced that Gregory F. Milzcik has been appointed President, Associated Spring, and Patrick Dempsey has been appointed President, Barnes Aerospace and elected a Vice President of the Company, effective November 1, 2004. Associated Spring and Barnes Aerospace are business units of Barnes Group Inc.

          Milzcik, 45, joined the Barnes Aerospace unit of Barnes Group Inc. as President, and a Vice President of the Company, in 1999. "Greg brings to Associated Spring more than 20 years of experience successfully leading worldwide operations. For the past five years, Greg has led Barnes Aerospace to significant growth through one of the aerospace industry's deepest downturns," said Edmund M. Carpenter, President and Chief Executive Officer, Barnes Group Inc. "Greg is an outstanding leader with a tremendous record of building sustainable, profitable growth making him well qualified to lead Associated Spring."

          Dempsey, 40, is assuming leadership of Barnes Aerospace. "With more than 15 years of experience in the aerospace industry, Patrick has spent the last five years with Barnes Aerospace, most recently as the Barnes Aerospace's Group Vice President, Operations and prior to this assignment, he was responsible for Barnes Aerospace's worldwide maintenance and repair operations," said Carpenter. "Patrick is well prepared to lead the Barnes Aerospace team."

          Richard McCorry, former President of Associated Spring, has decided to pursue other business opportunities.

          Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and assemblies and a distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2003 sales of $891 million: Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas springs and a global supplier of retaining rings, reed valves and injection-molded plastic components; Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and components for commercial and military aircraft engines, airframes, and land-based industrial gas turbines; and Barnes Distribution, an international, full-service distributor of maintenance, repair and operating supplies. Over 5,900 dedicated employees at more than 50 locations worldwide contribute to Barnes Group Inc.'s success.

          This release may contain certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Investors are encouraged to consider these risks and uncertainties as described within the Company's periodic filings with the Securities and Exchange Commission, including the following: the ability of the Company to integrate newly acquired businesses and to realize acquisition synergies on schedule; changes in market demand for the types of products and services produced and sold by Barnes Group; the Company's success in identifying, and attracting customers in, new markets; the Company's ability to develop new and enhanced products to meet customers' needs timely; the effectiveness of the Company's marketing and sales programs; increased competitive activities that could adversely affect customer demand for the Company's products; the availability of raw materials at prices that allow the Company to make and sell competitive products; changes in economic, political and public health conditions, worldwide and in the locations where the Company does business; interest and foreign exchange rate fluctuations; and regulatory changes. The Company assumes no obligation to update any forward-looking statements contained in this release.

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